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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Supplemental Retirement and Investment Plan of The New York Times Company of our reports dated February 26, 2008, with respect to the consolidated financial statements and schedule of The New York Times Company, and the effectiveness of internal control over financial reporting of The New York Times Company, included in its Annual Report (Form 10-K) for the fiscal year ended December 30, 2007, filed with the Securities and Exchange Commission.

/s/  Ernst & Young LLP

New York, New York
December 24, 2008

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm